EXHIBIT 11 - EARNINGS (LOSS) PER SHARE

         STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                Three Months Ended June 30,        Six Months Ended June 30,
                                               -----------------------------     -----------------------------
PRIMARY EARNINGS (LOSS) PER SHARE                  1997              1996            1997              1996
                                               -----------       -----------     ------------      -----------
Computation for Statement of Operations:
 Net earnings (loss) per statement of
 operations used in primary earnings
 (loss) per share computation:

     Net earnings (loss)                       $  311,675        $(3,725,726)    $  501,310        $(3,450,344)

 Interest on borrowings, net of tax
 effect, on application of assumed
 exercise of warrants and options in
 excess of 20% limitation                          29,654                   (1)      60,621                   (1)
                                               ----------        -----------     ----------        -----------

     Net earnings (loss) as adjusted           $  341,329        $(3,725,726)    $  561,931        $(3,450,344)
                                               ==========        ===========     ==========        ===========

 Weighted average number of shares
 outstanding, as per primary computation
 above                                          1,343,048          1,365,577      1,342,445          1,340,597

 Net shares issuable from assumed exercise
 of warrants and options, as determined by
 the application of the Modified Treasury
 Stock Method                                     257,516                   (1)     257,637                   (1)
                                               ----------        -----------     ----------        -----------

     Weighted average number of shares
     outstanding                                1,600,564          1,365,577      1,600,082          1,340,597
                                               ==========        ===========     ==========        ===========

Primary earnings (loss) per share              $     0.21        $     (2.73)    $     0.35        $     (2.57)
                                               ==========        ===========     ==========        ===========

(1) Anti-dilutive

                                                      Three Months Ended June 30,                Six Months Ended June 30,
                                                 -----------------------------------       -------------------------------------
FULLY DILUTED EARNING (LOSS) PER SHARE                 1997              1996                      1997             1996
                                                 ---------------   -----------------       -----------------   -----------------
Computation for Statement of Operations:
 Net earnings (loss) per statement of
 operations used in fully diluted
 earnings (loss) per share computation:

    Net earnings (loss)                               $  311,675         $(3,725,726)             $  501,310       $(3,450,344)

 Interest and amortized costs on
 convertible notes, net of tax effect                           (1)                  (1)                    (1)                (1)

 Interest on borrowings, net of tax
 effect, on application of assumed
 exercise of warrants and options in
 excess of 20% limitation                                 29,654                     (1)              60,621                   (1)
                                                      ----------         ------------             ----------       -----------

    Net earnings (loss) as adjusted                   $  341,329         $(3,725,726)             $  561,931       $(3,450,344)
                                                      ==========         ===========              ==========       ===========
 Weighted average number of shares
 outstanding, as per fully diluted
 computation above                                     1,343,048           1,365,577               1,342,445         1,340,597

 Net shares issuable form assumed exercise
 of warrants and options, as determined by
 the application of the Modified Treasury
 Stock Method                                            257,516                    (1)              257,637                   (1)

 Weighted average shares issuable from
 assumed conversion of convertible notes                        (1)                 (1)                     (1)                (1)
                                                      ----------         -----------              ----------       -----------
    Weighted average number of shares
    outstanding                                        1,600,564           1,365,577               1,600,082         1,340,597
                                                      ==========         ===========              ==========       ===========

Fully diluted earnings (loss) per share               $     0.21         $     (2.73)             $     0.35       $     (2.57)
                                                      ==========         ===========              ==========       ===========

(1) Anti-dilutive